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                                                                 EXHIBIT 23.2



              Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 6, 1998, relating to the consolidated financial statements and schedules of Continental Mortgage and Equity Trust (the "Trust") appearing in the Trust's Annual Report on Form 10-K for the year ended December 31, 1997.



                                /s/ BDO SEIDMAN, LLP

                                BDO Seidman, LLP



Dallas, Texas
April 3, 1998